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                                                                    EXHIBIT 99.3

                         [THE UNIMARK GROUP LETTERHEAD]

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FOR IMMEDIATE RELEASE:                          FOR MORE INFORMATION, CONTACT:
March 31, 1999                                  Soren Bjorn, President and CEO
                                                Jim Drewitz, Investor Relations
                                                (817)491-2992

                     THE UNIMARK GROUP, INC. FILES REQUEST
                       FOR EXTENSION OF FORM 10-K FILING


Bartonville, TX March 31, 1999 - The UniMark Group, Inc. (Nasdaq NMS: "UNMG") announces the Company has filed a request for extension for the filing of its Annual Report on Form 10-K. The reason for the extension is that presently, the Company is awaiting formal approval from Rabobank Nederland, the Company's primary lender, of the Company's request to extend the maturity date of $15.2 million of loans, presently scheduled to mature on May 17, 1999, to beyond January 1, 2000 and waive compliance with certain financial covenants effective as of December 31, 1998. Soren Bjorn, President and CEO said, "Although we can give no assurances that Rabobank will grant extension and waivers, the Company believes that its relationship with Rabobank Nederland is positive and, given the Company's improved balance sheet and cash flow from operations, these matters should be resolved to allow the Company to file its form 10-K on or before April 15, 1999."

The UniMark Group, Inc. is a vertically integrated citrus and tropical fruit growing, processing, marketing and distribution company with operations in Mexico, the United States and Canada.

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Certain of the above information is forward-looking and as such, only reflects the Company's best assessment at this time. Investors are cautioned that forward-looking statements involve risks and uncertainty, that actual results may differ materially from such statements, and that investors should not place undue reliance on such statements. For a discussion of factors that may affect actual results, investors should refer to the Company's filing with the Securities and Exchange Commission.

                For more information, please visit our web site
                             www.sunfreshfruit.com

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